Exhibit 99.2

MORTGAGE LOANS MASTER PARTICIPATION CERTIFICATE AND

AGREEMENT

Certificate Number:

1. Date and Parties: The date of this Mortgage Loan Master Participation Certificate and Agreement (together with the Terms and Conditions attached hereto, this “Agreement”) is March 21, 2012. The parties and their addresses are:

Originating Lender (“Citizens”):	Participating Lender (“Old Town”):

The Citizens Bank of East Tennessee	Old Town Bank
210 East Main Street	2045 South Main Street
Rogersville, TN 37857	Waynesville, NC 28786

2. Mortgage Loan Information: The mortgage loans subject to this Agreement are identified on Exhibit A hereto and made a part hereof (the “Mortgage Loans”).

3. Sale of Participation: For value received on the date hereof (the “Closing Date”), Citizens hereby conveys to Old Town, and Old Town hereby acquires from Citizens, a 100% participation interest in the principal and interest hereafter accruing in each of the Mortgage Loans, on a servicing-retained basis (the “Participation Interests”).

4. Consideration: In consideration of the sale of the Participation Interests and Citizens’ servicing of the Mortgage Loans hereunder, Old Town hereby is paying Citizens, by wire transfer of immediately available funds, a sum in cash in the amount of 104.25% of the outstanding principal balance of the Mortgage Loans as of the date hereof.

5. Terms and Conditions: The sale of the Participation Interests by Citizens to Old Town shall be subject to the Terms and Conditions attached hereto and made a part hereof. Capitalized Terms not otherwise defined herein shall have the meanings ascribed to them in Article VII of the Terms and Conditions.

IN WITNESS WHEREOF, the parties have set their hands on the date first above written.

THE CITIZENS BANK OF EAST TENNESSEE		OLD TOWN BANK

By:	/s/ Douglas Rehm	By:	/s/ Charles Umberger
	Douglas Rehm, President and CEO		Charles Umberger, President and CEO

TERMS AND CONDITIONS

ARTICLE I

PARTICIPATION IN MORTGAGE LOANS

1.1 Participation Interests in Mortgage Loans. The Participation Interests will confer upon Old Town all of Citizens’ rights against the related Mortgagors for repayment of principal and interest and other amounts due and payable in respect of the Mortgage Loans, and of the Security therefor, and of all rights and benefits under the Mortgage Loan Documents.

1.2 Mortgage Loan Documents. Citizens is and shall remain the named lender and secured party and/or beneficiary under all Mortgage Loan Documents. Citizens shall hold such title and rights, however, as trustee for Old Town. Citizens will retain custody of all original Mortgage Loan Documents but, promptly upon Old Town’s request, shall provide Old Town with copies of any and all Mortgage Loan Documents.

1.3 Bearing of Risks. Subject to the representations and warranties of Citizens in Section 3.2 hereof, Old Town agrees to bear the risks of the collectability of the Mortgage Loans and of the Mortgagor’s financial condition, and Old Town shall bear any losses and expenses sustained or incurred in connection with the Mortgage Loans.

ARTICLE II

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

2.1 Servicing.

(a) Citizens shall service and administer the Mortgage Loans for the benefit of Old Town. As servicer, Citizens shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which Citizens may deem necessary or desirable and consistent with the terms of this Agreement and Accepted Servicing Practices. Citizens shall make Servicing Advances in accordance with Accepted Servicing Practices.

(b) Consistent with the terms of this Agreement and Accepted Servicing Practices, Citizens may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to the related Obligor if, in accordance with Accepted Servicing Practices, such waiver, modification, postponement or indulgence is not materially adverse to Old Town. Without limiting the generality of the foregoing, Citizens shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and Old Town, all instruments of satisfaction or cancellation, or of partial, or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by Citizens, Old Town shall furnish Citizens with any powers of attorney and other documents necessary or appropriate to enable Citizens to carry out its servicing and administrative duties under this Agreement.

(c) In servicing and administering the Mortgage Loans, Citizens shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to Accepted Servicing Practices.

(d) Citizens agrees to use its best efforts to notify Old Town if it becomes aware of an Obligor’s interest in or intent to pursue a refinancing a Mortgage Loan, so that Old Town may have an opportunity to agree to possible modifications of the interest rate or other terms of the Mortgage Loan in an effort to avert a payoff by the Obligor.

2.2 Files and Records. The Servicing Files and the Mortgage Files shall be held by Citizens in order to service the Mortgage Loans pursuant to this Agreement and are and shall be held in trust by Citizens for the benefit of Old Town as the owner thereof during the time that it is servicing the Mortgage Loans hereunder for the benefit of Old Town or its permitted assigns. Citizens shall at all times maintain accurate and complete records of its servicing of the Mortgage Loans, and Old Town may, at any time during Citizens’ business hours on reasonable notice, examine and make copies of the Servicing Files. Citizens covenants to hold the Servicing Files for the benefit of Old Town in Citizens’ capacity as servicer and to safeguard the Servicing Files.

2.3 Expenses. Except as otherwise provided herein, Citizens shall bear the normal expenses of administering the Mortgage Loans, including but not limited to its general overhead expenses and inspection and appraisal fees, to the extent the same are not reimbursed by the Mortgagors.

2.4 Collection and Remittance of Principal and Interest Payments and Other Funds.

(a) Citizens shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments due under the Mortgage Loans to the extent such procedures shall be consistent with this Agreement, the terms and provisions of the related hazard insurance policy, and applicable law. Further, Citizens shall use Accepted Servicing Practices in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in a Mortgage, will become due and payable to the end that the installments payable by the Obligor will be sufficient to pay such charges as and when they become due and payable.

(b) All Principal and Interest Payments, Liquidation Proceeds, or Insurance Proceeds collected and received by Citizens with respect to the Mortgage Loans shall be held for the benefit of Old Town. Citizens shall segregate and hold all such funds separate and apart from any of its own funds and general assets and shall establish and maintain, for the deposit of such funds collected in connection with the Mortgage Loans, one or more non-interest bearing deposit account(s), such that the amounts deposited in the account(s) shall at all times be covered by FDIC deposit insurance (the “Custodial Accounts”). At all times, Old Town shall be the sole beneficial owner of all funds in the Custodial Accounts. Citizens’ possession or control of any such funds shall be solely in Citizens’ capacity as collecting agent for Old Town. No other funds may be commingled in the Custodial Accounts.

(c) Citizens may from time to time withdraw funds from the Custodial Accounts for the following purposes:

(i) to make distributions to Old Town in the amounts and in the manner provided for in Section 2.4(d) hereof;

(ii) to reimburse itself for unreimbursed Servicing Advances; or

(iii) to reimburse itself for any other expenses or amounts due and owing hereunder to Citizens.

In addition, Citizens may withdraw funds from the Custodial Accounts in order to clear and terminate the Custodial Accounts upon the termination of this Agreement. Citizens shall keep and maintain books and records for the purpose of supporting any withdrawal from the Custodial Accounts pursuant to this Section 2.4(c).

(d) On the tenth (10th) business day of each calendar month (the “Remittance Date”), Citizens shall distribute to Old Town all amounts credited to the Custodial Accounts as of the close of business on the last business day of the preceding calendar month, net of charges against or withdrawals from the Custodial Accounts made pursuant to Section 2.4(c)(ii)-(iii) hereof.

2.6 Reports. Citizens shall deliver to Old Town, at such intervals as are mutually agreeable (but in any event not less frequently than once each month) statements reflecting the status of the Mortgage Loans, any repayments thereof, and such other information as may be appropriate in accordance with Accepted Servicing Practices or upon mutual agreement of the parties.

2.7 Limitation of Liability. Neither Citizens nor any of the officers, employees or agents of Citizens shall be under any liability to Old Town for any action taken or for refraining from the taking of any action in good faith in connection with the servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment, nor shall Citizens have any liability that results from Old Town’s failure to perform any of its obligations hereunder; provided, however, that this provision shall not protect Citizens or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. Citizens and any officer, employee or agent of Citizens may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising hereunder. Citizens shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell the Participation Interests in the Mortgage Loans or to service the Mortgage Loans in accordance with this Agreement and which in its opinion may result in its incurring any expenses or liability; provided, however, that Citizens may, with the consent of Old Town, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which Old Town shall be liable, and Citizens shall be entitled to reimbursement therefor from Old Town.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Mutual Representations and Warranties of the Parties. Each party hereby represents and warrants the following to the other party the following:

(a) Organization. The party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all licenses necessary to carry on its business as now being conducted.

(b) Authorization; Binding Agreement. The party has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other party, constitutes a legal, valid and binding obligation of the party, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization.

(c) No Violation of Other Instruments. The execution and delivery of this Agreement by the party and its performance of and compliance with the terms of this Agreement will not violate its articles of incorporation or bylaws or constitute a default under or result in a breach of any material contract, agreement or other instrument to which it is a party or which may be applicable to it or its assets.

(d) No Violation of Decrees or Orders. The party’s execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over it or its assets, which violation would materially and adversely affect the performance of its obligations and duties hereunder.

(e) No Actions Pending. There are no actions or proceedings against, or investigations of it before any court, administrative agency or other tribunal that, if determined adversely to it, might materially and adversely affect its ability to perform its obligations under this Agreement.

(f) No Consents Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it, or compliance by it with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

3.2 Representations and Warranties of Citizens With Respect to the Mortgage Loans. Citizens further represents and warrants to Old Town that:

(a) Original Mortgage Loan Documents. Citizens has in its possession the original Mortgage Note and, as applicable, the Security agreement and all other Mortgage Loan Documents (except for any of them which are currently in the process of being recorded) which, as of the date hereof (or thereof) that have been executed and/or delivered in connection with each of the Mortgage Loans. The copies of Mortgage Loan Documents that Citizens has provided or made available to Old Town for review are substantially identical to those executed and delivered by each Mortgagor in connection with the Mortgage Loans.

(b) Regulatory Compliance. At the time of origination or, if subsequently modified, the effective date of the modification, the Mortgage Loans complied in all material respects with all then-applicable federal, state and local laws including, without limitation, truth- in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws and disclosure laws, or such noncompliance was cured subsequent to origination, as permitted by applicable law. The servicing of the Mortgage Loans prior to the Closing Date complied in all material respects with all then-applicable federal, state and local laws.

(c) Ownership of Mortgage Loan; No Prior Liens. Immediately prior to the transfer and assignment contemplated herein, Citizens was the sole owner and holder of the Mortgage Loans free and clear of any and all liens, pledges, charges or security interests of any nature and Citizens has good and marketable title and has full right and authority to sell and assign the Participation Interests in the same.

(d) Enforcement and Priority of Lien. The Mortgage for each Mortgage Loan is a valid, subsisting and enforceable first lien on the property therein described and the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage except for (1) the lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage acceptable to prudent mortgage lending institutions in the area in which the Mortgaged Property is located, (3) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes, and (4) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage.

(e) No Prior Modifications. Citizens has not in any material respect, satisfied, canceled or subordinated any of the Mortgages in whole or in part, released the related Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction.

(f) Taxes Paid. All taxes; governmental assessments; insurance premiums; water, sewer and municipal charges; leasehold payments; and ground rents which previously became due and owing with respect to the Mortgaged Property have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid and that has been assessed but is not yet due and payable.

(g) No Damage/Condemnation. To the knowledge of Citizens, (1) none of the Mortgaged Property is materially damaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or other casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which no representation is made), so as to affect adversely the value of the Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended or would render the property uninhabitable and, (2) there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property.

(h) No Mechanic’s Liens. Each Mortgaged Property is free and clear of all mechanics’ and materialmen’s liens that have a higher priority than the lien of the related Mortgage.

(i) Loan Current. All payments required to be made up to the Due Date for each of the Mortgage Loans immediately preceding the Closing Date under the terms of the Mortgage Note have been made.

(j) Mortgage Loan Legal and Binding. Each Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(k) Proceeds Fully Disbursed. The proceeds of the Mortgage Loans have been fully disbursed, and there is no requirement for future advances thereunder.

(l) Title Insurance. Each of the Mortgage Loans is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the related Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; Citizens is the sole insured of such mortgagee title insurance policy, such mortgagee title insurance policy is in full force and effect, and no claims have been made under such mortgagee title insurance policy.

(m) Hazard Insurance. The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan; if upon origination of a Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loans, (2) the full insurable value of the Mortgaged Property and (3) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense.

(n) No Default. (1) There is no monetary default, monetary breach, monetary violation or event of acceleration existing under any of the Mortgages or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a monetary default, monetary breach, monetary violation or event of acceleration and (2) to the knowledge of Citizens, there is no nonmonetary default, nonmonetary breach, nonmonetary violation or event of acceleration existing under a Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a nonmonetary default, nonmonetary breach, nonmonetary violation or event of acceleration; Citizens has not, with respect to either (1) or (2), waived any such default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loans.

(o) No Bankruptcy. To the knowledge of Citizens, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

(p) No Other Representations or Warranties. Citizens does not make, and hereby expressly disclaims, any representation or warranty, including without limitation with respect to the Mortgage Loans, the Mortgage Loan Documents, or the Mortgaged Property, that is not expressly set forth herein.

3.3 Remedies for Breach of Citizens’ Representations and Warranties With Respect to the Mortgage Loans.

(a) It is understood and agreed that the representations and warranties set forth in Section 3.2 hereof shall survive the sale of the Participation Interests in the Mortgage Loans to Old Town and shall inure to the benefit of Old Town. Upon discovery by either Citizens or Old

Town of a breach of any of the foregoing representations and warranties which, materially and adversely affects the value of any of the Mortgage Loans or the interest of Old Town therein, the party discovering such breach shall give prompt written notice to the other. Old Town and Citizens agree to cooperate in good faith upon receipt of any such notice to determine as soon as practicable whether there is a breach that materially and adversely affects the related Mortgage Loan.

(b) Within ninety (90) days of the earlier of (i) the date on which Citizens and Old Town have determined that there is a breach of a representation and warranty that materially and adversely affects the value of a Mortgage Loan or (ii) the date on which Old Town provides to Citizens sufficient information with respect to an alleged breach of a representation or warranty to allow Citizens to reasonably confirm the existence of such breach, Citizens shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, Citizens shall, at Old Town’s option, repurchase the Participation Interest in the Mortgage Loan at the Repurchase Price; provided, however, that Citizens shall, with the consent of Old Town and assuming that Citizens has a Qualified Substitute Mortgage Loan, rather than repurchase the Participation Interest in the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans.

(c) Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the teams of this Agreement in all respects, and Citizens shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans as of the date of substitution, the representations and warranties set forth in Section 3.2 hereof.

ARTICLE IV

NOTICE OF CERTAIN EVENTS;

DEFAULT AND RECOVERY OF MORTGAGE LOANS

4.1. Notice Of Certain Events Each of Citizens and Old Town shall promptly notify the other if it learns of any of the following:

(a) The failure of a Mortgagor to timely perform any material obligation of the Mortgagor under any Mortgage Loan Document;

(b) Any state of facts which constitutes or, if not cured within 30 days, would constitute a material default or an “Event of Default” under a Mortgage Loan Document;

(c) The filing of any petition by or against a Mortgagor under any federal or state law pertaining to bankruptcy or insolvency, or the appointment of a receiver or trustee for a Mortgagor, for a substantial part of a Mortgagor’s assets or for any Security for a Mortgage Loan, or the making by a Mortgagor of an assignment for the benefit of creditors, or a Mortgagor’s admission in writing of his, hers or its inability to pay his, her or its debts generally as they become due, if not cured within 30 days; or

(d) The assertion by a Mortgagor of any substantial claim that any Mortgage Loan Documents applicable to the Mortgagor are not valid and enforceable in accordance with their terms, if not withdrawn within 30 days.

4.2 Default and Liquidation of Mortgage Loans. Citizens shall, consistent with Accepted Servicing Practices, attempt to foreclose upon or otherwise comparably convert the ownership of the Mortgaged Property, in the event any of the Mortgage Loans comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In such event, Citizens shall, consistent with Accepted Servicing Practices, attempt to realize upon the defaulted Mortgage Loan in a manner reasonably intended to maximize the net present value of principal and interest payable to Old Town, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, Citizens shall not be required to expend its own funds toward the restoration of such property (i) unless such repairs are required by law or unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Old Town after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by Citizens through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. In the event that any payment due under a Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under a Mortgage Loans and such failure continues beyond any applicable grace period, Citizens shall proceed in a manner reasonably intended to maximize the net present value of principal and interest payable to Old Town, taking into account, among other things, the timing of foreclosure proceedings. The Citizens shall notify Old Town in writing of the commencement of foreclosure proceedings, and Citizens shall conduct each such foreclosure proceeding in the name of and on behalf of Old Town. In such connection, Citizens shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Mortgaged Property, as provided in Section 4.3 hereof.

4.3 Application of Proceeds. Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of the Mortgage Loans, will be applied in the following order of priority: first, to reimburse Citizens for any related unreimbursed Servicing Advances made with respect to the Mortgage Loans; second, as a recovery of principal of the Mortgage Loans; and third, to accrued and unpaid interest on the Mortgage Loans and any associated late fees.

4.4 Liquidation Reports. Upon the foreclosure sale of the Mortgaged Property, Citizens shall submit to Old Town a liquidation report with respect to the Mortgaged Property.

ARTICLE V

TERMINATION

5.1 Termination of Agreement. Unless sooner terminated in accordance with Section 5.2 or 5.3 hereof, this Agreement and the obligations and responsibilities of Citizens as servicer shall terminate upon the distribution to Old Town of the final payment or liquidation with respect to the Mortgage Loans or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loan and the remittance of all funds due hereunder.

5.2 Repurchase of Participation Interest by Citizens. In the event that Citizens repurchases all of the Participation Interests pursuant to Section 6.1 hereof, this Agreement shall terminate as of the effective date of such repurchase.

5.3 Termination of Servicing. Upon the occurrence of any one or more of the following events:

(a) Failure by Citizens to remit to Old Town any payment required to be made under the terms of this Agreement which continues unremedied for a period of thirty (30) days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Citizens by Old Town;

(b) Failure by Citizens duly to observe or perform in any material respect any other of the covenants or agreements on the part of Citizens set forth in this Agreement which continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Citizens by Old Town;

(c) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator, or for the winding-up or liquidation of its affairs, shall have been entered against Citizens;

(d) Citizens shall admit in writing its inability to pay its debts generally as they become due, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

(in each case, a “Servicer Default”), then Old Town, by notice in writing to Citizens may, in addition to whatever other rights Old Town may have at law or in equity, terminate this Agreement and all the rights and obligations of Citizens as servicer hereunder. On or after the receipt by Citizens of such written notice, all authority and power of Citizens to service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in, as applicable in accordance with such notice, Old Town or a successor servicer appointed by Old Town.

5.4 Servicing Obligations to Survive Conservatorship or Receivership. Unless Old Town exercises its right to terminate Citizens’ rights as servicer pursuant to Section 5.3 hereof, Citizens’ rights and obligations as servicer hereunder shall continue in full force and effect following the appointment of a receiver or conservator for Citizens by any court, agency or supervisory authority.

ARTICLE VI

MISCELLANEOUS

6.1 Repurchase of Participation Interests. Upon the mutual agreement of the parties, Citizens may repurchase all or a portion of the Participation Interests from Old Town, upon the terms and conditions then agreed upon.

6.2 Notices. All notices hereunder may, and (except as otherwise provided herein) if requested by either Old Town or Citizens shall, be in writing; provided however, that routine informational communications, requests to adjust participations, and similar matters may be made orally. All written notices shall be deemed to be sufficiently given when personally delivered to the party receiving the notice or mailed to such party by certified or registered mail, return receipt requested, postage prepaid, or sent by overnight courier service to the address set forth on the Participation Certificate preceding these Terms and Conditions. Any party hereto may change its address for notice, and designate or change the location and manner in which payments to such party shall he made, by a notice in writing to the other parties, given as above provided. Notices which are mailed or sent by overnight courier service shall be effective only upon receipt.

6.3 Entire Agreement. This Agreement represents the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior arrangements, representations and covenants with respect thereto, whether oral or written.

6.4 Headings. Section headings herein are for the purposes of convenience only and should not be used in construing the provisions hereof.

6.5 Modifications. Old Town and Citizens may at any time hereafter modify this Agreement by further agreement in writing signed by them.

6.6 Further Assurances. The parties hereto shall execute such other documents and perform such other acts as may be necessary or desirable, or as may be reasonably requested by the other party, to carry out the purposes of this Agreement.

6.7 Successors and Assign.

(a) Old Town may sell and transfer the Participation Interests, in which case the transferee shall become a successor to Old Town’s rights and obligations under this Agreement; provided, however, that Old Town shall provide Citizens with thirty (30) days’ notice of any proposed transfers of the Participation Interests hereunder.

(b) Citizens shall not delegate or assign its obligations with regard to the servicing and administration of the Mortgage Loans without the prior written consent of Old Town, which consent shall not be unreasonably withheld.

6.8 Governing Law; Binding Arbitration of Disputes.

(a) This Agreement shall be governed and construed according to the laws of the State of Tennessee (without regard to its conflict of laws rules), and shall be binding upon and inure to the benefit of Old Town and Citizens and their respective successors and permitted assigns; and the representations and warranties of each party herein contained shall survive the execution of this Agreement.

(b) The parties agree that transactions under this Agreement constitute transactions in “commerce” within the meaning of the Federal Arbitration Act (9 U.S.C. § 1 et seq.) (“FAA”). The parties agree that any controversy or claim between Citizens and Old Town arising out of or relating to this Agreement shall be settled by binding arbitration pursuant to the FAA. The arbitration shall be administered by the American Arbitration Association (“AAA”) under its then current Commercial Arbitration Rules. The arbitration proceedings and hearings shall be conducted at the Charlotte, North Carolina office of the AAA, unless another location is selected and mutually agreed to by the parties. The arbitration shall be before a panel of three (3) arbitrators, chosen according to the rules of the AAA from among its Panel of Commercial Arbitrators, each of whom shall be and remain independent of the parties. Citizens shall appoint one arbitrator, Old Town shall appoint one arbitrator, and the two appointed arbitrators shall choose the third arbitrator who will act as the chairperson of the arbitration. If the two arbitrators appointed by the parties are not able to agree on the third arbitrator within thirty (30) calendar days from the date that the last such arbitrator was appointed, the third arbitrator shall be appointed by the AAA. Absent manifest disregard of applicable law, the decision of the arbitrators will be final and binding on the parties, and judgment on the arbitrators’ award may be entered in any court of competent jurisdiction. This agreement to arbitrate disputes will survive termination of this Agreement.

6.9 Not a Security. Old Town agrees that the Participation Interests do not, and will not be claimed by it to, constitute the purchase by it from, or the sale to it by, Citizens or any other person of a “security” within the meaning of the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, or any other similar securities act (state or federal), or regulations issued thereunder; and that under no circumstances whatsoever shall Citizens be deemed to be an underwriter or seller of a security; and Old Town irrevocably waives any right to claim that its Participation Interests in the Mortgage Loans constitute the purchase of a security or that Citizens or any other person is the seller or underwriter of a security.

6.10 Intent of Parties. It is the intent and purpose of the parties hereto that this Agreement represents a present conveyance by Citizens to Old Town of an undivided 100% ownership interest in each Mortgage Loan identified on Exhibit A hereto, all Mortgage Loan Documents in connection therewith, and the rights, benefits and obligations arising therefrom; and this Agreement shall not be deemed to represent a mere pledge of an interest in the Mortgage Loans. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by Citizens, and a purchase by Old Town, of the Mortgage Loans.

6.11 Severability. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to the Mortgage Loans shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

ARTICLE VII

CERTAIN DEFINITIONS

Capitalized terms not otherwise defined herein shall have the meanings set forth below:

“Accepted Servicing Practices” means those standards of servicing that are in accordance with customary and usual standards of practice of mortgage leaders and loan servicers administering mortgage loans similar to the Mortgage Loans.

“Due Date” means the day of the month on which the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note, inclusive of any days of grace.

“Fannie Mae” means the Federal National Mortgage Association or any successor thereto.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.

“Insurance Proceeds” means proceeds of insurance policies insuring a Mortgage Loan or the related Mortgaged Property.

“Liquidation Proceeds” means amounts, other than Insurance Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise.

“Mortgage File” means the file containing the Mortgage Loan Documents for a Mortgage Loan.

“Mortgage Loan Documents” means all writings concerning the Mortgage Loans, including without limitation loan agreements, Security agreements, guaranty agreements, deeds of trust and other instruments of pledge, mortgage or hypothecation.

“Mortgage Note” means the original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

“Mortgaged Property” means the fee simple interest in a single parcel of real property improved by a residential dwelling securing the indebtedness of a Mortgagor under the related Mortgage Note.

“Mortgagor” means the obligor on a Mortgage Note.

“Principal and Interest Payments” means all payments of principal and interest collected and received by Citizens with respect to the Mortgage Loans.

“Qualified Substitute Mortgage Loan” means a mortgage loan substituted for a Mortgage Loan pursuant to Section 3.3(b) of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance as of the date of repurchase not less than (and not greater than 104.25% of) the outstanding principal balance of the Mortgage Loan being replaced,

(ii) have a mortgage interest rate not less than (and not more than one percentage point in excess of) that of the Mortgage Loan being replaced, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Mortgage Loan being replaced, and (iv) conform to each representation and warranty set forth in Section 3.2 of this Agreement.

“Repurchase Price” means, with respect to a Mortgage Loan repurchased by Citizens pursuant to Section 3.3(b) hereof, 104.25% of the outstanding principal balance of the Mortgage Loan as of the date of repurchase, less any amounts which Citizens is entitled to withdraw from the Custodial Accounts with respect to the Mortgage Loan pursuant to Section 2.4(c)(ii)-(iii) hereof.

“Security” shall mean any and all collateral and security interests in the assets or other property of the Mortgagors under a Mortgage Loan or of any guarantor thereof or other person liable with respect thereto, whether such assets or other property constitute real or personal, tangible or intangible assets or other property, and all rights and interests under guaranties and assignments, granted to, received by or assigned to Citizens to secure the obligations of the Mortgagor with respect to a Mortgage Loan.

“Servicing Advances” means all customary, reasonable and necessary “out-of-pocket” costs and expenses incurred by Citizens in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions, (iii) the management and liquidation of foreclosed Mortgaged Property.

“Servicing Files” means, with respect to the Mortgage Loans, the files to be held by Citizens in trust for the benefit of Old Town, solely in Citizens’ capacity as a servicer. Such files include, but are not limited to, originals or copies of all documents in each Mortgage File, computer files, data disks, books, records, payment histories, data tapes, notes and all additional documents generated as a result of or utilized in originating and servicing the Mortgage Loans.

END OF TERMS AND CONDITIONS